Exhibit 3.147
(SEAL)
SCC710N
(07/05)
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
ARTICLES OF AMENDMENT
CHANGING THE NAME OF A VIRGINIA STOCK CORPORATION
By Unanimous Consent of the Shareholders
     The undersigned, pursuant to § 13.1-710 of the Code of Virginia, executes these articles and states as follows:
1.	The current name of the corporation is eLink Telecommunications of Virginia, Inc.

2.	The name of the corporation is changed to Eureka Telecom of VA. Inc.

3.	The foregoing amendment was adopted by unanimous consent of the shareholders on

August 18, 2005. (date)

Executed in the name of the corporation by:

/s/ Illegible (signature)	August 18, 2005 (date)

Jeffrey Ginsberg (printed name)	Chairman (corporate title)

(telephone number (optional))	0562050-5 (corporation’s SCC corporate ID no)
(The execution must be by the chairman or any vice-chairman of the board of directors, the president, or any other of its officers authorized to act on behalf of the corporation.)
See Instructions on the reverse.